UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On August 23, 2023, Mallinckrodt plc (“Mallinckrodt” or the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) entered into a Restructuring Support Agreement (the “RSA”) with creditors holding approximately 72% of the aggregate principal amount of the Debtors’ first lien funded debt and approximately 71% of the aggregate principal amount of the Debtors’ second lien funded debt and the Opioid Master Disbursement Trust II (the “Trust”) (collectively, the “Supporting Parties”).

The RSA reflects an agreement by the Supporting Parties to support a comprehensive, prepackaged reorganization of the Company and the other Debtors through voluntary chapter 11 cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with a prepackaged chapter 11 plan (the “Plan”) according to various terms and exhibits attached to the RSA, which provide for the following:

•	A new post-petition multi-draw, fully-backstopped priming term loan financing facility providing new funds in the amount of $250 million, which will be, at the election of each lender thereunder, repaid in cash at emergence or converted into takeback debt;
•	The reduction of first lien term debt from $2.86 billion to $1.65 billion, which may be in the form of a new money syndicated credit facility or takeback debt distributed to post-petition term lenders and pre-petition first lien creditors;
•	The pre-petition first lien creditors will also receive 92.3% of the Debtors’ reorganized equity (subject to dilution), plus cash (to the extent cash on hand at emergence is above specified thresholds) and takeback debt (or cash in lieu thereof);
•	The elimination of second lien debt in its entirety, with second lien creditors receiving 7.7% of the Debtors’ reorganized equity (subject to dilution);
•	The permanent elimination of the Debtors’ remaining opioid-related litigation settlement payment obligations (including the $200 million installment payment originally due on June 16, 2023) in exchange for (a) a $250 million payment to be made to the Trust prior to the commencement of the Chapter 11 Cases and (b) a 4-year contingent value right to receive a payment (in cash or, at the Company’s option subject to certain conditions, shares of the Company’s equity) equal to the value of 5% of the Company’s total outstanding equity (subject to certain dilution) less the exercise price, which will be based on a total enterprise value of $3.776 billion less funded debt at emergence plus any excess cash at emergence after the emergence-date cash sweep contemplated by the RSA;
•	The Debtors’ non-monetary obligations to the Trust will generally be preserved, including the compliance-related operating injunction;
•	All other claims against the Debtors (with the exception of subordinated securities claims) remaining unimpaired, including the Debtors’ settlement with governmental entities regarding Acthar® Gel, and the associated Corporate Integrity Agreement, and also trade liabilities; and
•	The cancellation of Mallinckrodt ordinary shares for no consideration.

The RSA also contemplates that Mallinckrodt will pursue an examinership proceeding in Ireland that would be consistent in all respects with the foregoing restructuring terms.

Pursuant to the RSA, each of the Debtors and the Supporting Parties has made certain customary commitments to each other in connection with the pursuit of the transactions contemplated by the term sheets attached thereto. The Debtors have agreed to, among other things, use commercially reasonable efforts to make all requisite filings with the U.S. Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”), continue to involve and update the Supporting Parties’ representatives in the bankruptcy process and satisfy certain other covenants. The Supporting Parties have committed to support and vote for the Plan and have agreed to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of such support, including an agreement that the forbearance period under the previously disclosed forbearance agreements with requisite majorities of the Company’s term lenders and noteholders will continue until termination of the RSA. Similarly, the Debtors’ prior obligation to pay the Trust the $200 million installment payment originally due on June 16, 2023 pursuant to the opioid deferred cash payments agreement will cease to be outstanding upon effectiveness of the RSA and all remaining opioid-related litigation settlement payment obligations will be replaced with the $250 million payment to be made to the Trust prior to the commencement of the Chapter 11 Cases.

The RSA contains milestones for the progress of the Chapter 11 Cases in the Bankruptcy Court that the Company intends to initiate on or around August 28, 2023 (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the RSA, the RSA contemplates that the Bankruptcy Court shall have entered an order confirming the Plan no later than 50 days after the petition date of the Chapter 11 Cases and that the Debtors shall have emerged from bankruptcy no later than 90 days after the petition date.

Each of the parties to the RSA may terminate the RSA (and thereby their support for the Plan) under certain limited circumstances. Any Debtor may terminate the RSA upon, among other circumstances: (i) its board of directors reasonably determining in good faith, after consultation with legal counsel, that performance under the RSA would be inconsistent with its fiduciary duties or duties as directors under applicable law; and (ii) certain actions by the Bankruptcy Court, including dismissing the Chapter 11 Cases or converting the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code.

The Supporting Parties also have specified termination rights, including, among other circumstances, termination rights that arise if any of the Milestones have not been achieved, extended or waived. The Supporting Parties’ termination rights may be exercised by the requisite thresholds of the applicable Supporting Parties specified in the RSA. Termination by one of these creditor groups will result in the termination of the RSA as to such terminating group only, with the RSA remaining in effect with respect to the Debtors and the non-terminating groups.

The transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

During the Chapter 11 Cases, the Debtors intend to operate their business in the ordinary course and will seek authorization from the Bankruptcy Court to make payment in full on a timely basis to trade creditors, vendors, suppliers, customers and employees of undisputed amounts due prior to and during the Chapter 11 Cases.

The foregoing summary of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bilateral Shareholder Agreements

In addition to the RSA, the Company entered into separate, bilateral agreements with certain of the Supporting Parties who also hold approximately 41% of the Company’s outstanding ordinary shares (the “Bilateral Shareholder Agreements”). The Bilateral Shareholder Agreements generally obligate the applicable Supporting Parties to support the restructuring in their capacities as shareholders, including with respect to voting on certain governance matters and granting certain releases under the Plan. The foregoing summary of the Bilateral Shareholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Bilateral Shareholder Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amended ABL Credit Agreement

Also on August 23, 2023, the Company entered into an amendment with the lenders and agents under the ABL Credit Agreement, dated as of June 16, 2022, by and among ST US AR Finance LLC, the lenders party thereto, the L/C Issuers (as defined in the ABL Credit Agreement) party thereto and Barclays Bank plc, as administrative agent and collateral agent (as amended, the “Amended ABL Credit Agreement”). Pursuant to the Amended ABL Credit Agreement, subject to approval from the Bankruptcy Court, the Company expects to obtain at least $70 million of new borrowing availability thereunder. The Company and the lenders, L/C Issuers and agent under the Amended ABL Credit Agreement separately agreed to amend and restate the previously disclosed forbearance agreement among them (the “Amended and Restated Forbearance Agreement”), extending the forbearance period thereunder to September 12, 2023, unless such forbearance agreement (which contains customary termination events), is earlier terminated in accordance with the terms thereof.

The foregoing summary of the Amended ABL Credit Agreement and the Amended and Restated Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended ABL Credit Agreement and the Amended and Restated Forbearance Agreement, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended ABL Credit Agreement set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

Press Release

In connection with entering into the RSA, the Company issued a press release on August 23, 2023, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Disclosure Statement

Pursuant to the RSA, the Company will commence the solicitation of votes on the Plan (the “Solicitation”) on August 23, 2023. In connection with the Solicitation, a disclosure statement (the “Disclosure Statement”) will be distributed to certain creditors of the Company that are entitled to vote under the Plan, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to the Disclosure Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Presentation Materials

The Company is also furnishing as Exhibit 99.3 to this Current Report on Form 8-K certain presentation materials, which are incorporated into this Item 7.01 by reference, previously shared with certain creditors of the Company during the course of the discussions leading up to the execution of the RSA.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the bankruptcy process, the ability of Mallinckrodt and its subsidiaries to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases and to negotiate, develop, obtain court approval of, confirm and consummate the Plan contemplated by the RSA or any other plan that may be proposed within the Company’s currently expected timeline or at all; the effects of the Chapter 11 Cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the ability of the Debtors to operate their business during the pendency of the Chapter 11 Cases; the consummation of the transactions contemplated by the RSA, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the occurrence of events that may give rise to a right of any of the parties to terminate the RSA, and the ability of the parties thereto to receive the required approval by the Bankruptcy Court and to satisfy the other conditions of the RSA; Mallinckrodt’s ability to comply with the continued listing criteria of NYSE American LLC and the potential suspension of trading of Mallinckrodt’s ordinary shares on, or delisting from, NYSE American LLC and the effects of Chapter 11 on the interests of various constituents; fluctuations in market price and trading volume of Mallinckrodt’s ordinary shares; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, its 2022 emergence from bankruptcy and any emergence upon completion of the Chapter 11 Cases, as well as perceptions of the Company’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the pre-petition indebtedness has been restructured and in light of the proposed financial restructuring plan contemplated by the RSA; developing, funding and executing Mallinckrodt's business plan and ability to continue as a going concern; Mallinckrodt’s capital structure upon completion of the Chapter 11 Cases; the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the Bankruptcy Court in the Company’s 2020 Chapter 11 proceedings and the projections disclosed in connection with the transactions contemplated by the RSA; changes in Mallinckrodt’s business strategy and performance; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; matters related to the historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the corporate integrity agreement; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior restructuring activities or those contemplated in the future; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Restructuring Support Agreement, dated August 23, 2023.

10.2	Form of Bilateral Shareholder Agreement, dated August 23, 2023.

10.3	Amended ABL Credit Agreement, dated August 23, 2023, by and among ST US AR Finance LLC, Barclays Bank plc, as administrative agent and collateral agent, and the Lenders comprising the Required Lenders signatory thereto.

10.4	Amended and Restated Forbearance Agreement, dated as of August 23, 2023, by and among ST US AR Finance LLC, Barclays Bank plc, as administrative agent and collateral agent, and the Lenders comprising the Required Lenders signatory thereto.

99.1	Press Release, dated August 23, 2023.

99.2	Disclosure Statement.

99.3	Certain Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	August 23, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President , Chief Legal Officer & Corporate Secretary